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Exhibit 11.1

                         Pinnacle Entertainment, Inc.
                       Calculation of Earnings Per Share

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                                                                          For the three months ended December 31,
                                                            ------------------------------------------------------------------
                                                                         Basic                            Diluted(a)
                                                            ------------------------------      ------------------------------
                                                             2000        1999        1998       2000         1999        1998
                                                            ------      ------      ------      ------      ------      ------
                                                                   (in thousands, except per share data - unaudited)

Average number of common shares outstanding                 26,421      26,145      25,800      26,421      26,145      25,800
Average common shares due to assumed conversion of
  stock options                                                  0           0           0       1,085         854           0
                                                           -------     -------     -------     -------     -------     -------
Total shares                                                26,421      26,145      25,800      27,506      26,999      25,800
                                                           =======     =======     =======     =======     =======     =======

Net (loss) income before extraordinary item                $(6,141)     $3,971      $4,302     $(6,141)     $3,971      $4,302
Extraordinary item, net of income taxes                          0           0           0           0           0           0
                                                           -------     -------     -------     -------     -------     -------
Net (loss) income                                          $(6,141)     $3,971      $4,302     $(6,141)     $3,971      $4,302
                                                           =======     =======     =======     =======     =======     =======

Per share:
  Net (loss) income before extraordinary item               $(0.23)      $0.15       $0.17      $(0.22)      $0.15       $0.17
  Extraordinary item, net of income taxes                     0.00        0.00        0.00        0.00        0.00        0.00
                                                           -------     -------     -------     -------     -------     -------
  Net (loss) income                                         $(0.23)      $0.15       $0.17      $(0.22)      $0.15       $0.17
                                                           =======     =======     =======     =======     =======     =======

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                                                                            For the year ended December 31,
                                                            ------------------------------------------------------------------
                                                                         Basic                            Diluted
                                                            ------------------------------      ------------------------------
                                                             2000        1999        1998       2000         1999        1998
                                                            ------      ------      ------      ------      ------      ------
                                                                           (in thousands, except per share data)

Average number of common shares outstanding                 26,335      25,966      26,115      26,335      25,966      26,115
Average common shares due to assumed conversion of
  stock options                                                  0           0           0       1,121         363           0
                                                           -------     -------     -------     -------     -------     -------
Total shares                                                26,335      25,966      26,115      27,456      26,329      26,115
                                                           =======     =======     =======     =======     =======     =======

Net (loss) income before extraordinary item                $79,492     $44,047     $13,169     $79,492     $44,047     $13,169
Extraordinary item, net of income taxes                      2,653           0           0       2,653           0           0
                                                           -------     -------     -------     -------     -------     -------
Net (loss) income                                          $76,839     $44,047     $13,169     $76,839     $44,047     $13,169
                                                           =======     =======     =======     =======     =======     =======
Per share:
  Net (loss) income before extraordinary item                $3.02       $1.70       $0.50       $2.90       $1.67       $0.50
  Extraordinary item, net of income taxes                    (0.10)       0.00        0.00       (0.10)       0.00        0.00
                                                           -------     -------     -------     -------     -------     -------
  Net (loss) income                                          $2.92       $1.70       $0.50       $2.80       $1.67       $0.50
                                                           =======     =======     =======     =======     =======     =======

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____
(a) When the computed diluted values are anti-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.